EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1)
On February 22, 2021, affiliates of Gemini Capital Associates V, L.P. (“Gemini”) distributed an aggregate of 336,716 Ordinary Shares, par value NIS 0.01 per share, of the Issuer (“Ordinary Shares”) to the Insight XI Funds (as defined below) on a pro rata basis in accordance with their respective capital contributions to Gemini (the “Gemini Distribution”). In connection with the Gemini Distribution, Insight Partners XI, L.P. (“IP XI”) acquired direct ownership of 142,770 Ordinary Shares, Insight Partners (Cayman) XI, L.P. (“IP Cayman”) acquired direct ownership of 149,765 Ordinary Shares, Insight Partners (Delaware) XI, L.P. (“IP Delaware”) acquired direct ownership of 19,974 Ordinary Shares, Insight Partners XI (Co-Investors), L.P. (“IP Coinvest”) acquired direct ownership of 2,377 Ordinary Shares, Insight Partners XI (Co-Investors) (B), L.P. (“IP Coinvest B”) acquired direct ownership of 3,283 Ordinary Shares, and Insight Partners (EU) XI, S.C.Sp. (“IP EU”, and together with IP XI, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, collectively, the “Insight XI Funds”) acquired direct ownership of 18,547 Ordinary Shares. The Insight XI Funds did not furnish any consideration in exchange for shares received in connection with the Gemini Distribution.

(2)
Following the Gemini Distribution, the Insight XI Funds, the Insight X Funds (as defined below), IVA X (as defined below) and IVP Venice (as defined below) (collectively, the “Insight Funds”) collectively held 6,350,702 Ordinary Shares reported as indirectly owned by the reporting person. See footnotes (5) and (6) for a description of the relationship between the reporting person and the Insight Funds. The original Form 4, filed on February 24, 2021, is being amended by this Form 4 amendment solely to correct the number of securities listed in column 5 following the reported transactions.

(3)
On February 22, 2021, the Insight X Funds (as defined below) distributed an aggregate of 1,500,000 Ordinary Shares to their partners on a pro rata basis in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities, with no consideration being paid in connection therewith (the “Initial Distribution”). In connection with the Initial Distribution, Insight Venture Associates X, L.P. (“IVA X”), the general partner of each of the Insight X Funds (as defined below), acquired direct ownership of 221,472 Ordinary Shares and IVP (Venice), L.P. (“IVP Venice”), an entity controlled by Insight Venture Holdings, LLC, acquired direct ownership of 77,235 Ordinary Shares. The respective partners of the Insight X Funds and IVA X, including IVP Venice, did not furnish any consideration in exchange for shares received in connection with the Distributions. On February 22, 2021, IVA X distributed 222,500 Ordinary Shares directly owned by IVA X pro rata to its partners in accordance with their respective ownership interests as determined in accordance with the limited partnership agreement of IVA X (the “IVA X Distribution” and together with the Initial Distribution, the “Distributions”). The respective partners of the Insight X Funds and IVA X, including IVP Venice, did not furnish any consideration in exchange for shares received in connection with the Distributions. The original Form 4, filed on February 24, 2021, is being amended by this Form 4 amendment solely to correct the number of securities listed in column 5 following the reported transactions. Following the reported transaction, the Insight Funds held a total of 4,850,702 Ordinary Shares.

(4)
Following the Distributions, the Insight Funds collectively hold 4,927,979 Ordinary Shares reported as indirectly owned by the reporting person, including 77,235 Ordinary Shares received by IVP Venice in connection with the Initial Distribution, and 42 Ordinary Shares received by IVA X in connection with the Initial Distribution but not distributed in connection with the IVA X Distribution. See footnotes (5) and (6) for a description of the relationship between the reporting person and the Insight Funds. The original Form 4, filed on February 24, 2021, is being amended by this Form 4 amendment solely to correct the number of securities listed in column 5 following the reported transactions.

(5)
The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Holdings”). Holdings is the sole shareholder of Insight Associates XI, Ltd. (“IA XI Ltd”), which in turn is the general partner of Insight Associates XI, L.P. (“IA XI”), which in turn is the general partner of IP XI, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B. Holdings is also the sole shareholder of Insight Associates (EU) XI, SARL (“IA EU”), which in turn is the general partner of IP EU. Holdings is also the sole shareholder of Insight Venture Associates X, Ltd. (“IVA X Ltd”), which in turn is the general partner of IVA X, which in turn is the general partner of each of Insight Venture Partners X, L.P., Insight Venture Partners (Cayman) X, L.P., Insight Venture Partners (Delaware) X, L.P. and Insight Venture Partners X (Co-Investors), L.P. (collectively, the “Insight X Funds”). In addition, Holdings is the sole shareholder of Insight Venture Associates X, Ltd., which is the manager of IVP GP (Venice), LLC (“Venice GP”), which in turn is the general partner of IVP Venice.

(6)
All Ordinary Shares indicated as indirectly owned by the reporting person are included herein because the reporting person is a member of the board of managers of Holdings, Holdings is the sole shareholder of IA XI Ltd, IA XI Ltd is the general partner of IA XI, and in turn, IA XI is the general partner of IP XI, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, and the reporting person therefore may be deemed to share voting and dispositive power over such shares. Holdings is also the sole shareholder of IA EU, and in turn, IA EU is the general partner of IP EU, and the reporting person therefore may be deemed to share voting and dispositive power over such shares. Further, Holdings is the sole shareholder of IVA X Ltd, IVA X Ltd is the general partner of IVA X, and in turn, IVA X is the general partner of Insight X Funds, and the reporting person therefore may be deemed to share voting and dispositive power over such shares. In addition, Holdings is the sole shareholder of Insight Venture Associates X, Ltd., which is the manager of Venice GP, which in turn is the general partner of IVP Venice. Furthermore, The reporting person disclaims beneficial ownership of all shares of common stock of the issuer held of record by the Insight Funds, except to the extent of his pecuniary interest therein.